Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
8905 Towne Centre Drive, Suite 108
San Diego, CA 92122

FOR IMMEDIATE RELEASE
Wednesday, July 26, 2017

Retail Opportunity Investments Corp. Reports
Solid 2017 Second Quarter Results
San Diego, CA, July 26, 2017 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and six months ended June 30, 2017.
HIGHLIGHTS
▪$8.3 million of net income attributable to common stockholders ($0.08 per diluted share)
▪$32.8 million of Funds From Operations(1) ($0.27 per diluted share)
▪$298.4 million of shopping center acquisitions lined up year-to-date
▪$171.9 million of shopping centers acquired year-to-date (including $80.4mm in 2Q’17)
▪$126.5 million of shopping center acquisitions currently lined up
▪$58.8mm of ROIC common equity to be issued in connection with acquisitions ($21.25 per share)
▪$43.5 million of non-core property dispositions currently lined up
▪97.3% portfolio lease rate at June 30, 2017
▪3.6% increase in same-center cash net operating income (2Q’17 vs. 2Q’16)
▪27.3% increase in same-space comparative cash rents on new leases (12.0% on renewals)
▪36.7% debt-to-total market capitalization ratio at June 30, 2017
▪3.7x interest coverage for 2Q’17
▪Quarterly cash dividend of $0.1875 per share declared
__________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “The core fundamentals of our business remain strong and we continue to take our portfolio to new heights. During the second quarter, leasing activity continued to accelerate, driving our occupancy and releasing spreads higher. We ended the quarter at 97.3% leased and achieved 27.3% increase in same-space base rents on new leases. Additionally, we continued to enhance our presence across our key, in-fill markets through our highly-disciplined acquisition program.” Tanz commented further, “Given our acquisitions year-to-date and ongoing leasing momentum, we are well-positioned to post a strong second half to 2017.”

FINANCIAL SUMMARY
For the three months ended June 30, 2017, GAAP net income attributable to common stockholders was $8.3 million, or $0.08 per diluted share, as compared to GAAP net income attributable to common stockholders of $7.7 million, or $0.08 per diluted share, for the three months ended June 30, 2016. For the six months ended June 30, 2017, GAAP net income attributable to common stockholders was $18.5 million, or $0.17 per diluted share, as compared to GAAP net income attributable to common stockholders of $15.7 million, or $0.16 per diluted share, for the six months ended June 30, 2016.

FFO for the second quarter of 2017 was $32.8 million, or $0.27 per diluted share, as compared to $30.5 million in FFO, or $0.27 per diluted share for the second quarter of 2016. FFO for the first six months of 2017 was $67.2 million, or $0.55 per diluted share, as compared to $60.3 million in FFO, or $0.54 per diluted share for the first six months of 2016. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At June 30, 2017, ROIC had a total market capitalization of approximately $3.7 billion with approximately $1.3 billion of principal debt outstanding, equating to a 36.7% debt-to-total market capitalization ratio. ROIC’s debt outstanding was comprised of $62.2 million of mortgage debt and approximately $1.3 billion of unsecured debt, including $281.0 million outstanding on its unsecured credit facility at June 30, 2017. For the second quarter of 2017, ROIC’s interest coverage was 3.7 times and 95.2% of its portfolio was unencumbered (based on gross leasable area) at June 30, 2017.
ACQUISITION SUMMARY
Year-to-date in 2017, ROIC has lined up a total of $298.4 million in shopping center acquisitions. During the first quarter of 2017, ROIC acquired three shopping centers, in separate transactions, totaling $91.5 million. During the second quarter of 2017, ROIC acquired two shopping centers, in separate transactions, totaling $80.4 million. Additionally, ROIC currently has contracts to acquire three shopping centers, totaling $126.5 million.
Division Center
In April 2017, ROIC acquired Division Center for $33.0 million. The shopping center is approximately 122,000 square feet and is anchored by Grocery Outlet Supermarket and Rite Aid Pharmacy. The property is located in Portland, Oregon and is currently 91.4% leased.
Highland Hill Shopping Center
In May 2017, ROIC acquired Highland Hill Shopping Center for $47.4 million. The shopping center is approximately 164,000 square feet and is anchored by Safeway Supermarket and LA Fitness. The property is located in Tacoma, Washington, within the Seattle metropolitan area, and is currently 95.9% leased.
Monta Loma Plaza
ROIC has a contract to acquire Monta Loma Plaza for $30.0 million. The shopping center is approximately 48,000 square feet and is anchored by Safeway Supermarket. The property is located in Mountain View, California, within the San Francisco metropolitan area, and is currently 100% leased.
In addition, ROIC has a contract to acquire the following two-property portfolio for $96.5 million. ROIC expects to fund the acquisition in part with the issuance of approximately $58.8 million of ROIC common equity, based on a value of $21.25 per share.
Riverstone Marketplace
Riverstone Marketplace is approximately 108,000 square feet and is anchored by Kroger (QFC) Supermarket. The property is located in Vancouver, Washington, within the Portland metropolitan area and is currently 96.1% leased.

Fullerton Crossroads
Fullerton Crossroads is approximately 222,000 square feet and is anchored by Kroger (Ralph’s) Supermarket. The property is located in Fullerton, California, within Orange County and is currently 100% leased.
DISPOSITION SUMMARY
ROIC currently has two properties lined up to be sold, totaling $43.5 million, including one shopping center and one land parcel, both slated for new multi-family development.
PROPERTY OPERATIONS SUMMARY
At June 30, 2017, ROIC’s portfolio was 97.3% leased. For the second quarter of 2017, same-center net operating income (NOI) was $39.0 million, as compared to $37.6 million in same-center NOI for the second quarter of 2016, representing a 3.6% increase. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.
During the second quarter of 2017, ROIC executed 112 leases, totaling 316,515 square feet, achieving a 15.1% increase in same-space comparative base rent, including 43 new leases, totaling 99,922 square feet, achieving a 27.3% increase in same-space comparative base rent, and 69 renewed leases, totaling 216,593 square feet, achieving a 12.0% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CASH DIVIDEND
On June 29, 2017, ROIC distributed an $0.1875 per share cash dividend. On July 26, 2017, ROIC’s board of directors declared a cash dividend of $0.1875 per share, payable on September 28, 2017 to stockholders of record on September 14, 2017.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, July 27, 2017 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 22598941. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on July 27, 2017 and will be available until 11:59 p.m. Eastern Time on August 3, 2017. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 22598941. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of June 30, 2017, ROIC owned 86 shopping centers encompassing approximately 9.9 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private

Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2017 (unaudited)	December 31, 2016
ASSETS
Real Estate Investments:
Land	$811,587	$766,199
Building and improvements	2,068,083	1,920,819
	2,879,670	2,687,018
Less: accumulated depreciation	225,615	193,021
Real Estate Investments, net	2,654,055	2,493,997
Cash and cash equivalents	11,408	13,125
Restricted cash	—	125
Tenant and other receivables, net	36,645	35,820
Deposits	5,000	—
Acquired lease intangible assets, net	78,922	79,205
Prepaid expenses	1,167	3,317
Deferred charges, net	35,585	34,753
Other assets	2,926	2,627
Total assets	$2,825,708	$2,662,969

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,385	$299,191
Credit facility	279,217	95,654
Senior Notes Due 2026	199,738	199,727
Senior Notes Due 2024	245,619	245,354
Senior Notes Due 2023	245,371	245,051
Mortgage notes payable	62,515	71,303
Acquired lease intangible liabilities, net	157,861	154,958
Accounts payable and accrued expenses	19,927	18,294
Tenants’ security deposits	6,287	5,950
Other liabilities	14,174	11,922
Total liabilities	1,530,094	1,347,404

Commitments and contingencies

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 109,730,196 and 109,301,762 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	11	11
Additional paid-in capital	1,361,811	1,357,910
Accumulated dividends in excess of earnings	(188,737)	(165,951)
Accumulated other comprehensive loss	(2,580)	(3,729)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,170,505	1,188,241
Non-controlling interests	125,109	127,324
Total equity	1,295,614	1,315,565
Total liabilities and equity	$2,825,708	$2,662,969

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Base rents	$50,528	$45,652	$102,007	$89,500
Recoveries from tenants	15,222	12,511	28,890	24,371
Other income	890	508	1,643	894
Total revenues	66,640	58,671	132,540	114,765
Operating expenses
Property operating	9,628	8,210	18,928	15,708
Property taxes	7,647	6,053	14,715	11,708
Depreciation and amortization	23,645	21,821	46,703	42,754
General and administrative expenses	3,817	3,516	7,316	6,835
Acquisition transaction costs	4	298	4	434
Other expense	225	217	274	371
Total operating expenses	44,966	40,115	87,940	77,810

Operating income	21,674	18,556	44,600	36,955

Non-operating expenses
Interest expense and other finance expenses	(12,477)	(9,918)	(24,152)	(19,392)
Net income	9,197	8,638	20,448	17,563
Net income attributable to non-controlling interests	(888)	(934)	(1,969)	(1,832)
Net Income Attributable to Retail Opportunity Investments Corp.	$8,309	$7,704	$18,479	$15,731

Earnings per share - basic and diluted:	$0.08	$0.08	$0.17	$0.16

Dividends per common share	$0.1875	$0.1800	$0.3750	$0.3600

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to ROIC	$8,309	$7,704	$18,479	$15,731
Plus: Depreciation and amortization	23,645	21,821	46,703	42,754
Funds from operations – basic	31,954	29,525	65,182	58,485
Net income attributable to non-controlling interests	888	934	1,969	1,832
Funds from operations – diluted	$32,842	$30,459	$67,151	$60,317

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Number of shopping centers included in same-center analysis	74	74			72	72
Same-center occupancy	97.5%	97.3%		0.2%	97.6%	97.2%		0.4%

Revenues:
Base rents	$40,118	$39,076	$1,042	2.7%	$78,629	$76,142	$2,487	3.3%
Percentage rent	108	154	(46)	(29.9)%	214	320	(106)	(33.1)%
Recoveries from tenants	13,558	12,198	1,360	11.1%	25,345	23,709	1,636	6.9%
Other property income	874	526	348	66.2%	1,605	749	856	114.3%
Total Revenues	54,658	51,954	2,704	5.2%	105,793	100,920	4,873	4.8%
Operating Expenses:
Property operating expenses	$8,941	$7,832	$1,109	14.2%	$16,765	$14,977	$1,788	11.9%
Bad debt expense	245	731	(486)	(66.5)%	673	864	(191)	(22.1)%
Property taxes	6,485	5,742	743	12.9%	12,250	11,055	1,195	10.8%
Total Operating Expenses	15,671	14,305	1,366	9.5%	29,688	26,896	2,792	10.4%
Same-center cash net operating income	$38,987	$37,649	$1,338	3.6%	$76,105	$74,024	$2,081	2.8%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP operating income	$21,674	$18,556	$44,600	$36,955
Depreciation and amortization	23,645	21,821	46,703	42,754
General and administrative expenses	3,817	3,516	7,316	6,835
Acquisition transaction costs	4	298	4	434
Other expense	225	217	274	371
Property revenues and other expenses (1)	(4,275)	(5,402)	(11,129)	(10,335)
Total Company cash NOI	45,090	39,006	87,768	77,014
Non same-center cash NOI	(6,103)	(1,357)	(11,663)	(2,990)
Same-center cash NOI	$38,987	$37,649	$76,105	$74,024

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(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net